                 Section 240.14a-101 Schedule 14A.
             Information required in proxy statement.
                     Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    SEQUA CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

[Logo]

                               SEQUA CORPORATION
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

             ----------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1998
             ----------------------------------------------------------
     The annual meeting of stockholders of SEQUA CORPORATION (the 'Company') will be held in Conference Room A on the 11th floor, 270 Park Avenue, New York, New York, on Thursday, May 7, 1998, at 11 A.M., for the following purposes:

          1. To elect directors;

          2. To consider and act upon a proposal to approve the 1998 Key Employees Stock Option Plan;

          3. To ratify the appointment of Arthur Andersen LLP, independent public accountants; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 19, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company's address set forth above.

                                          By order of the Board of Directors,

                                          Ira A. Schreger
                                          Secretary

New York, N.Y.
March 23, 1998

                                   IMPORTANT
PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID WHITE ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, YOU MUST RETURN THE ENCLOSED POSTPAID ATTENDANCE CARD AS QUICKLY AS POSSIBLE.

              NO ONE WILL BE ADMITTED WITHOUT AN ATTENDANCE CARD.

                         THANK YOU FOR ACTING PROMPTLY.

                               SEQUA CORPORATION
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1998

                                PROXY STATEMENT

                        PERSONS MAKING THE SOLICITATION

     The accompanying proxy is being solicited by the Board of Directors of Sequa Corporation (the 'Company') for use at the annual meeting of stockholders to be held on Thursday, May 7, 1998, or any adjournment thereof. If such proxy is properly signed and returned prior to the meeting, the shares with respect to which the proxy is given will be voted as indicated thereon; provided, however, that a stockholder may revoke his proxy at any time prior to its use at the meeting, either by giving written notice addressed to the Secretary of the Company, at its executive offices located at 200 Park Avenue, New York, New York 10166, or by withdrawing his proxy and voting in person at the meeting. The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails but directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Company will also request banks, brokers and other nominee holders of the Company's shares to forward proxy materials to their principals or customers who are beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so. The Company anticipates that mailing of proxy material to stockholders will commence the week of March 30, 1998.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Only stockholders of record at the close of business on March 19, 1998, the record date with respect to this solicitation, will be entitled to notice of, and to vote at, the meeting. On the record date, there were outstanding 6,848,685 shares of the Company's Class A Common Stock, no par value ('Class A Common Stock'), 3,329,772 shares of the Company's Class B Common Stock, no par value ('Class B Common Stock'), and 500,115 shares of the Company's $5.00 Cumulative Convertible Preferred Stock, par value $1.00 per share ('Preferred Stock'), which constitute the only outstanding voting securities. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock, and each share of Preferred Stock is convertible at any time into 1.322 shares of Class A Common Stock, subject to certain adjustments. Each share of Class A Common Stock and each share of Preferred Stock have one vote and, with respect to all matters to come before the meeting, will vote with the Class B Common Stock, which has ten votes per share. The presence in person or by proxy of stockholders of record representing in the aggregate a majority of the combined outstanding voting rights of all classes of stock of the Company entitled to vote shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted in determining the existence of a quorum. Thereafter, the affirmative vote of the holders of shares of stock representing a majority of the combined voting rights of all eligible classes of stock present or represented at the meeting is required for approval of all matters to be presented at this meeting. Votes are counted preliminarily by the Company's transfer agent through its automated system and finally, at the Annual Meeting of Stockholders, by the Inspectors of Election.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     The table below sets forth information with respect to any person (other than the Company's directors) known to the Company to be the beneficial owner of more than five percent of any class of the Company's outstanding voting securities as of March 1, 1998. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

                                                            NUMBER OF SHARES                   PERCENT OF
                                                               OF CLASS A       PERCENT OF     AGGREGATE
NAME AND ADDRESS                                              COMMON STOCK        CLASS       VOTING POWER
---------------------------------------------------------   ----------------    ----------    ------------

Gabelli Funds, Inc. .....................................       1,112,700(1)       16.66(1)        2.74(1)
  (and affiliates)
One Corporate Center
Rye, NY 10580-1434

Sequa Corporation Master Trust ..........................         544,800(2)        8.15           1.34
  (for participating pension plans)
c/o The Bank of New York
  (as Master Trustee)
One Wall Street
New York, NY 10286

                                                            NUMBER OF SHARES                   PERCENT OF
                                                               OF CLASS B       PERCENT OF     AGGREGATE
                                                              COMMON STOCK        CLASS       VOTING POWER
                                                            ----------------    ----------    ------------

Gabelli Funds, Inc. .....................................         947,700(1)       28.46(1)       23.35(1)
  (and affiliates)
One Corporate Center
Rye, NY 10580-1434

                                                               NUMBER OF                       PERCENT OF
                                                               SHARES OF        PERCENT OF     AGGREGATE
                                                            PREFERRED STOCK       CLASS       VOTING POWER
                                                            ----------------    ----------    ------------

Gabelli Funds, Inc. .....................................         209,400(1)       34.32(1)       (3)
  (and affiliates)
One Corporate Center
Rye, NY 10580-1434

Forest Investment Management LLC ........................         161,500(4)       26.47(4)       (3)
  (and affiliates)
53 Forest Avenue
Old Greenwich, CT 06870

------------

(1) Gabelli Funds, Inc. and GAMCO Investors, Inc. (and affiliates) (collectively, the 'Gabelli Companies') own beneficially all classes of the Company's stock. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the total of the Gabelli Companies' Class A

                                              (footnotes continued on next page)

(footnotes continued from previous page)
    Common Stock, Class B Common Stock (if converted into Class A Common Stock) and Preferred Stock (if converted into Class A Common Stock) would give the Gabelli Companies aggregate holdings of 2,337,226 shares of Class A Common Stock, or 29.57 percent of that class. This would represent 7.27 percent of the total votes then outstanding (after conversions to Class A of all Gabelli Companies' stock) in all classes. If no conversions were done, the total current holdings of all three classes of stock by the Gabelli Companies gives them 26.60 percent of the aggregate voting power of all Company stock. Of the Preferred Stock, the Gabelli Companies have shared voting power with respect to 47,300 shares and no voting power with respect to 3,400 shares. In connection with its shares of Class B Common Stock, the Gabelli Companies have no voting power with respect to 205,000 shares. The data as to holdings of the Gabelli Companies is based on their most recent filings made with the Securities and Exchange Commission (February 13, 1998:
    Class B Common Stock; June 18, 1997: Class A Common Stock; August 1, 1997:
    Preferred Stock).

(2) All of the shares of Class A Common Stock held by the Sequa Corporation Master Trust (the 'Trust') are voted by the Trust's Investment Committee, composed of certain officers of the Company. Such committee also makes decisions regarding acquisitions and dispositions of Company stock for the Trust.

(3) Less than 1%.

(4) Subsequent to March 1, 1998, the Company acquired 110,000 shares of Preferred Stock and issued 160,050 shares of Class A Common Stock (from its Treasury Shares) in exchange therefor (exchange rate of 1.455). This disposition of Preferred Stock is believed to have reduced the holdings therein of Forest Investment Management LLC. None of the post-March 1, 1998 transactions is reflected in this Proxy Statement, except for the number of outstanding shares shown as of the record date of March 19, 1998 on page 1 of this Proxy Statement.
                            ------------------------

SECURITY OWNERSHIP BY MANAGEMENT

     The following table provides information as to the Company's voting securities beneficially owned as of March 1, 1998, by the Company's directors, the named executive officers of the Company and by all such directors and executive officers as a group. None of the Company's executive officers or directors is the beneficial owner of any Preferred Stock (with the exception of 400 shares owned by a trust in which the children of an executive officer have a partial remainder interest, and as to which the executive officer, who is the trustee, disclaims beneficial ownership). Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

                                                                                                         PERCENT
                                           NUMBER OF                          NUMBER OF                    OF
                                           SHARES OF              PERCENT     SHARES OF      PERCENT    AGGREGATE
                                            CLASS A                 OF         CLASS B         OF        VOTING
                                          COMMON STOCK             CLASS     COMMON STOCK     CLASS       POWER
                                          ------------            -------    ------------    -------    ---------
     Norman E. Alexander...............     2,232,524(a)(b)(c)(d)  33.35       1,946,647(d)   58.46       53.44
     Leon Black........................          None               --              None       --         --
     Alvin Dworman.....................           413              (e)              None       --         (e)

                                                  (table continued on next page)

(table continued from previous page)

                                                                                                         PERCENT
                                           NUMBER OF                          NUMBER OF                    OF
                                           SHARES OF              PERCENT     SHARES OF      PERCENT    AGGREGATE
                                            CLASS A                 OF         CLASS B         OF        VOTING
                                          COMMON STOCK             CLASS     COMMON STOCK     CLASS       POWER
                                          ------------            -------    ------------    -------    ---------
     David S. Gottesman................         7,500              (e)              None       --         (e)
     Gerald S. Gutterman...............        20,198(b)(c)        (e)            13,585      (e)         (e)
     Stuart Z. Krinsly.................       222,711(a)(b)(c)(d)   3.32         165,140(d)    4.95        4.61
     Donald D. Kummerfeld..............           200              (e)              None       --         (e)
     Richard S. LeFrak.................         2,000              (e)               500      (e)         (e)
     John J. Quicke....................        21,100(b)(f)        (e)              None       --         (e)
     Michael I. Sovern.................         1,000              (e)              None       --         (e)
     Fred R. Sullivan..................         1,659(g)           (e)               648(g)   (e)         (e)
     Gerald Tsai, Jr...................           500              (e)              None       --         (e)
     Martin Weinstein..................        21,991(a)(b)        (e)              None       --         (e)
     All executive officers and
       directors as a group (13 persons
       consisting of the above)........     2,378,460(a)(b)(c)(d)  35.29       2,025,410(d)   60.82       55.68

------------

 (a) Includes certain shares held for the benefit of the named executive officer in the Company's 401-K Plan.

 (b) Includes shares of Class A Common Stock which may be obtained upon the exercise, within sixty days of the date of this Proxy Statement, of stock options by Messrs. Alexander, Quicke, Krinsly, Gutterman and Weinstein and by all executive officers as a group, as follows:

                                        NAME                                            SHARES
-------------------------------------------------------------------------------------   ------

Norman E. Alexander..................................................................   15,000
John J. Quicke.......................................................................   16,500
Stuart Z. Krinsly....................................................................   12,500
Gerald S. Gutterman..................................................................    5,000
Martin Weinstein.....................................................................   11,000
All executive officers as a group....................................................   60,000

    With the exception of 8,500 exercisable stock options owned by Mr. Quicke (which have an exercise price of $24.75 and expire in 2000), all exercisable stock options owned by the executive officers of the Company have an exercise price of $32.25 and expire in September 1998. The closing price of the Class A Common Stock on March 19, 1998 was $75.125.

 (c) Does not include shares held by the Sequa Corporation Master Trust (see 'Security Ownership by Certain Beneficial Owners', above), of which Messrs. Alexander, Krinsly and Gutterman are members of its Investment Committee.

 (d) Includes 153,336 shares of Class A Common Stock and 71,170 shares of Class B Common Stock held in trust for the benefit of Mr. and Mrs. Alexander and Mr. Alexander's estate. Mr. Krinsly and

                                              (footnotes continued on next page)

(footnotes continued from previous page) another individual share voting and investment power with respect to such shares and Mr. Alexander retains the sole right to remove such shares at any time from the trust and replace them with other property. In the sum of shares held by all directors and executive officers, these trust holdings are counted only once.

 (e) Less than 1%.

 (f) Includes 400 shares of Class A Common Stock owned by minor children of Mr. Quicke, as to which he disclaims beneficial ownership.

 (g) Includes 1,209 shares of Class A Common Stock and 198 shares of Class B Common Stock owned by Mrs. Fred R. Sullivan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     A director of the Company, Mr. Leon Black, filed a Form 3, as required upon his election in December 1997 to the Board of Directors of the Company, approximately three weeks late. Mr. Black reported no ownership of any Company stock.

                             ELECTION OF DIRECTORS

DIRECTORS

     At the meeting, eleven directors are to be elected to hold office until the next annual meeting and until their successors shall have been elected. If no other instructions are given, the persons named in the enclosed form of proxy will vote for the election of the nominees named in the table below. In case any such nominee should become unavailable for any reason, an event not now anticipated, the proxy holders reserve the right to substitute another person of their choice in his place. Mr. A. Leon Fergenson is not standing for reelection at this meeting; after having served as a director of the Company for thirty years, he will become an honorary director. Each of the nominees has previously been elected by the stockholders, with the exception of Mr. Leon Black, who was elected to the Board of Directors by the other directors in December 1997.

                                                                   PRESENT OCCUPATION AND
               NAME AND AGE                                           OTHER INFORMATION
------------------------------------------  ---------------------------------------------------------------------

Norman E. Alexander ......................  Chairman of the Board and Chief Executive Officer of the Company
Age 83                                        since 1975. Served as President from 1982 to 1983 and from 1957 to
                                              1975. Has been a director of the Company since 1957 and is a member of the Executive Committee. May be deemed to be a control person of the Company (see 'Voting Securities and Ownership Thereof by
                                              Certain Beneficial Owners and Management'). Also a director and
                                              Chairman of the Board of Chock Full O' Nuts Corporation and a
                                              director of Richton International Corporation.

                                                                   PRESENT OCCUPATION AND
               NAME AND AGE                                           OTHER INFORMATION
------------------------------------------  ---------------------------------------------------------------------
Leon Black ...............................  Principal and Founding Partner, Apollo Management, L.P. (since 1995),
Age 46                                        Apollo Advisors, L.P. (since 1990) and related entities (private investment firms). Has been a director of the Company since
                                              December 1997. Also a Trustee of Mt. Sinai Hospital, Prep for Prep,
                                              Converse, Inc., Culligan Water Technologies, Inc., Samsonite
                                              Corporation, Telemundo Group, Inc., Vail Resorts, Inc., The Jewish
                                              Museum, Cardozo School of Law, Vail Valley Foundation and the
                                              Museum of Modern Art.
Alvin Dworman ............................  Chairman, ADCO Group (a financial services, merchant banking and real
Age 72                                        estate company) since 1981; also, Chairman, Lee National Corp. (a financial services, merchant banking and real estate company) since the late 1960's. Has been a director of the Company since 1987 and is a member of the Audit Committee.
David S. Gottesman .......................  Managing Partner, First Manhattan Co. (an investment management
Age 71                                        company) since 1964. Has been a director of the Company since 1982 and is Chairman of the Nominating Committee.
Stuart Z. Krinsly ........................  Senior Executive Vice President and General Counsel of the Company
Age 80                                        since 1982; from 1965 to 1982, served as an officer and General
                                              Counsel of the Company. Has been a director and officer of the
                                              Company since 1957 and is a member of the Executive Committee. Also a director of Chock Full O' Nuts Corporation.
Donald D. Kummerfeld .....................  President, Magazine Publishers of America (a publishing trade
Age 63                                        organization) since 1987 and Chairman, Kummerfeld Associates (an investment banking and financial advisory firm) since 1985. From
                                              1978 to 1985, was President and Chief Operating Officer, News
                                              America Publishing, Inc. Has been a director of the Company since
                                              1983 and is a member of the Compensation Committee.
Richard S. LeFrak ........................  President, Lefrak Organization, Inc. (a diversified, privately held
Age 52                                        company active in major residential and commercial real estate development projects, oil and gas exploration, finance and entertainment production) since 1975. Has been a director of the
                                              Company since 1986 and is a member of the Nominating Committee.

                                                                   PRESENT OCCUPATION AND
               NAME AND AGE                                           OTHER INFORMATION
------------------------------------------  ---------------------------------------------------------------------
John J. Quicke ...........................  President and Chief Operating Officer of the Company since March
Age 48                                        1993. Served as Senior Executive Vice President, Operations, of the
                                              Company from June 1992 to March 1993; from February 1991 to June
                                              1992, served as Vice President, Financial Services, of the Company;
                                              from 1987 to February 1991, served as Vice President, Financial
                                              Projects, of the Company. Held various offices and positions in
                                              Chromalloy American Corporation (which became a subsidiary of the
                                              Company in 1986) from 1979 to 1987. Has been a director of the
                                              Company since 1993 and is a member of the Executive Committee.
Michael I. Sovern ........................  Chancellor Kent Professor of Law and President Emeritus of Columbia
Age 66                                        University since 1993; President of Columbia University from 1980 to 1993; President of the Shubert Foundation since 1996. Served as
                                              Advisor to the Board of Directors of the Company from 1990 to May
                                              1996, when he was elected to serve as a director, and is a member of the Nominating Committee. Also a director of AT&T, Warner-
                                              Lambert and the Shubert Organization.
Fred R. Sullivan .........................  Chairman of the Board and Chief Executive Officer, Richton
Age 83                                        International Corporation (a diversified service company) since
                                              1989. From 1987 to 1991, served as Chairman of the Board and
                                              President, Interim Systems Corporation (a temporary personnel and health care service company). From 1971 to 1988, served as Chairman of the Board and President, Kidde, Inc. (a multi-market
                                              manufacturing and service company). Has been a director of the
                                              Company since 1962 and is a member of the Audit Committee.
Gerald Tsai, Jr. .........................  Private investor. From February 1993 to October 1997, served as
Age 69                                        Chairman, President and Chief Executive Officer, Delta Life
                                              Corporation (an insurance company); private investor from 1991 to
                                              1993; Chairman of the Executive Committee of the Board of
                                              Directors, Primerica Corporation (a diversified financial services company) from 1988 to 1991; from 1987 to 1988, was Chairman and
                                              Chief Executive Officer of Primerica; and from 1982 to 1987, held several other offices at Primerica. Has been a director of the
                                              Company since 1976 and is a member of the Compensation Committee and Chairman of the Audit Committee. Also a director of the
                                              Meditrust Companies, Palm Beach National Bank & Trust Company, Rite
                                              Aid Corporation, Proffitt's Inc., Triarc Companies, Inc., United
                                              Rentals, Inc. and Zenith National Insurance Corp. Also a Trustee of
                                              Boston University and New York University Medical Center.

     During 1997, the Company's Board of Directors held nine regularly scheduled meetings. All of the directors attended at least 75% of the aggregate of regularly scheduled Board meetings and meetings of committees of which they are members, respectively.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE 'FOR' THE
                  ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's standing committees are Executive, Audit, Compensation and Nominating. During 1997, membership on those committees consisted of the following: Executive Committee: Messrs. Alexander, Fergenson, Krinsly and Quicke; Audit Committee: Messrs. Dworman, Fergenson, Sullivan and Tsai; Compensation Committee: Messrs. Fergenson, Kummerfeld and Tsai; and Nominating
Committee: Messrs. Gottesman, LeFrak and Sovern. The Executive Committee acts in place of the full Board of Directors between meetings thereof, evaluates a variety of projects of the Company and makes recommendations to the Board. It held two meetings during 1997 and acted by unanimous written consent four times. The activities of the Audit Committee include a review with the independent auditors of the plans and results of the audit engagement; conferring with respect to audit activities; consideration of the independence of the auditors; review of the auditors' fees and the recommendation to the Board as to the engagement of the auditors. During 1997, the Audit Committee held three meetings. The Compensation Committee recommends to the Board the compensation arrangements for directors and officers. During 1997, the Compensation Committee held one meeting. The Nominating Committee selects candidates for election to the Board of Directors or to fill vacancies thereon, after consideration of nominees proposed to it in writing, provided that such nominees have agreed in writing to be candidates for the Board of Directors. The Nominating Committee did not meet during 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with Mr. Quicke's relocation to New York, the Company made a $300,000 interest-free loan in 1993, payable on demand, and secured by a second mortgage on his home. Since 1996, Mr. Quicke has repaid an aggregate of $150,000 of this loan. Accordingly, the principal balance of his loan has been reduced to $150,000.

     In connection with Mr. Weinstein's temporary relocation to New York, the Company made a $300,000 unsecured, interest-free loan in 1993, which was repaid in full in June 1997.

     Alex Alexander, brother of Norman E. Alexander (Chairman, Chief Executive Officer and Director of the Company), performs a variety of real estate and marketing services for Chromalloy Men's Apparel Group, Inc. (a subsidiary of the Company), including participating in sales force performance and budget reviews and leasing and acquisition matters. He is compensated at an annual rate of $79,545 plus certain employee benefits. This arrangement commenced in early 1994, and the aggregate cost to the Company of such payments and benefits in 1997 was $88,112.

     The Sequa Corporation Master Trust for participating pension plans (the 'Trust') is a limited partner in Apollo Investment Funds, L.P., in which Mr. Leon Black, a director of the Company, is a general partner. The Trust has committed an aggregate of $12.5 million to these funds, substantially less than half of which had been invested by December 31, 1997. The remainder could be called during 1998 or thereafter. The Trust's capital contributions to date and unfunded commitments represent approximately 5% of the total assets of the Trust.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company received an annual retainer of $27,500 for 1997 and $500 for each meeting attended. Non-employee members of the Executive Committee, Audit Committee, Nominating Committee and Compensation Committee receive an additional annual fee of $5,000, $3,500, $2,500 and $3,500, respectively, and $500 for each committee meeting attended. The Company also reimburses its non-employee directors for travel, lodging and related expenses they may incur in attending Board and Committee meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid for services rendered in all capacities to the Company and its subsidiaries with respect to 1995, 1996 and 1997 to the Chief Executive Officer of the Company and to the next four most highly compensated executive officers.

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                             ------------
                                                          ANNUAL COMPENSATION                   AWARDS
                                                ----------------------------------------     ------------
                                                                               OTHER          SECURITIES          ALL
               NAME AND                                                        ANNUAL         UNDERLYING         OTHER
               PRINCIPAL                                         BONUS      COMPENSATION       OPTIONS/       COMPENSATION
               POSITION                  YEAR     SALARY         ($)(1)         ($)            SARS(#)            ($)
---------------------------------------  ----   ----------     ----------   ------------     ------------     ------------

Norman E. Alexander ...................  1997   $1,173,581     $1,152,563       --               --                4,750(2)
  Chairman and Chief Executive Officer   1996    1,131,491        378,979       --               --                4,500(2)
                                         1995    1,095,102        409,258       --               --                4,500(2)

John J. Quicke ........................  1997      449,842        250,154       --               --                6,313(2)
  President and Chief Operating Officer  1996      428,820        188,236       --               --                5,864(2)
                                         1995      410,149        215,006       --                8,500            5,903(2)

Stuart Z. Krinsly .....................  1997      627,703        569,041       --               --                5,034(2)
  Senior Executive Vice President and    1996      605,193        187,123       --               --                4,776(2)
  General Counsel                        1995      585,739        202,062       --               --                4,804(2)

Gerald S. Gutterman ...................  1997      384,481        347,981       --               --                6,021(2)
  Executive Vice President, Finance and  1996      373,330        115,432       --               --                5,741(2)
  Administration                         1995      361,629        124,648       --               --                5,836(2)

Martin Weinstein ......................  1997      425,750        385,650       --               --                4,750(2)
  Senior Vice President, Gas Turbine     1996      438,440(3)     170,529       --               --                4,500(2)
  Operations                             1995      462,083(3)      42,294       --               --                4,500(2)

------------

(1) Bonuses are paid in the first quarter of the year following the year with respect to which they have been earned (i.e., bonuses earned with respect to 1997 are paid in the first quarter of 1998; these bonuses are reported in the Summary Compensation Table, above, on the 1997 Bonus line).

(2) These amounts consist of a matching contribution by the Company under the respective 401-K Plan in which each executive officer participates ($4,500 as to each named executive officer in 1995 and 1996, and $4,750 in 1997), plus (i) with respect to Mr. Quicke, $1,403, $1,364 and $1,563 for executive term life insurance premiums in 1995, 1996 and 1997, respectively; (ii) with respect to Mr. Krinsly, $304, $276 and $284 for executive term life insurance premiums in 1995, 1996 and 1997, respectively;

                                              (footnotes continued on next page)

(footnotes continued from previous page) and (iii) with respect to Mr. Gutterman, $1,336, $1,241 and $1,271 for executive term life insurance premiums in 1995, 1996 and 1997, respectively.

(3) This amount includes $81,000 for additional compensation in connection with Mr. Weinstein's management of another Chromalloy Gas Turbine operation, Chromalloy New York (formerly, Chromalloy Research and Technology), commencing in June 1993 and ending upon the termination of this temporary assignment, which occurred on December 31, 1996. His 1995 salary included certain vacation compensation (not applicable in 1996); the lower amount in 1996 reflects an across-the-board three percent salary reduction at Chromalloy Gas Turbine (terminated December 31, 1996).

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     No stock options or SARs were granted to any of the named executive officers of the Company during 1997.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES TABLE

     During 1997, none of the named executive officers except Mr. Quicke exercised any stock options. The following table shows the number of shares of Class A Common Stock acquired on exercise and the value realized by Mr. Quicke, and the number of shares of Class A Common Stock represented by outstanding unexercised stock options (there are no SARs) held by each of the named executive officers as of December 31, 1997. The Class A Common Stock had a closing price of $57.625 and $65.875 on October 6, 1997 and December 19, 1997, respectively, the dates on which Mr. Quicke exercised his options, and a closing price of $65.0625 on December 31, 1997.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                          OPTIONS                   IN-THE-MONEY OPTIONS
                                   SHARES                          AT FISCAL YEAR-END(#)           AT FISCAL YEAR-END($)
                                ACQUIRED ON         VALUE       ----------------------------    ----------------------------
            NAME                EXERCISE(#)      REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------   --------------    -----------    -----------    -------------    -----------    -------------
Norman E. Alexander.........       --                --            15,000         --              $492,187         --
John J. Quicke..............        4,000         $109,750         16,500         --               605,156         --
Stuart Z. Krinsly...........       --                --            12,500         --               410,156         --
Gerald S. Gutterman.........       --                --             5,000         --               164,062         --
Martin Weinstein............       --                --            11,000         --               360,937         --

PENSION PLANS

     The following tables show the estimated annual pension benefits payable to each covered participant at normal retirement age under the Company's qualified defined benefit pension plans, taking into account any applicable nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and any existing individual agreements, based on remuneration that is covered under the plans and agreements and years of service with the Company and its subsidiaries. There are separate pension plans within the Company for various subsidiaries.

                            PENSION PLAN TABLE -- A

                                                           YEARS OF SERVICE
                 PLAN                     --------------------------------------------------
             COMPENSATION                    30           35            40            45
---------------------------------------   --------    ----------    ----------    ----------

$  400,000.............................   $191,948    $  223,939    $  255,931    $  287,922
   600,000.............................    291,948       340,606       389,264       437,922
   800,000.............................    391,948       457,273       522,597       587,922
 1,000,000.............................    491,948       573,939       655,931       737,922
 1,200,000.............................    591,948       690,606       789,264       887,922
 1,400,000.............................    691,948       807,273       922,597     1,037,922
 1,600,000.............................    791,948       923,939     1,055,931     1,187,922
 1,800,000.............................    891,948     1,040,606     1,189,264     1,337,922

     Table A applies to Messrs. Alexander, Krinsly and Gutterman. Mr. Alexander is required to be paid $243,779 annually from the qualified defined benefit portion of the aggregate benefit shown in Table A. Mr. Krinsly's pension benefit is subject to actuarial increases for commencement after age 65. As of January 1, 1998, his total annual pension including actuarial increases is $1,219,048. This increased benefit replaces the lower amount shown in Table A for Mr. Krinsly. Effective January 1, 1998, Mr. Krinsly elected to begin receiving $650,998 annually from the qualified defined benefit portion of his total annual pension. As a result of that election, there will be no further actuarial increases in Mr. Krinsly's total pension after December 31, 1997.

                            PENSION PLAN TABLE -- B

                                                                    YEARS OF SERVICE
                          PLAN                              --------------------------------
                      COMPENSATION                             30          35          40
---------------------------------------------------------   --------    --------    --------
$300,000.................................................   $129,397    $150,963    $164,463
 400,000.................................................    174,397     203,463     221,463
 500,000.................................................    219,397     255,963     278,463
 600,000.................................................    264,397     308,463     335,463
 700,000.................................................    309,397     360,963     392,463
 800,000.................................................    354,397     413,463     449,463

     Table B applies to Mr. Quicke.

                            PENSION PLAN TABLE -- C

                                                                    YEARS OF SERVICE
                          PLAN                              --------------------------------
                      COMPENSATION                             30          35          40
---------------------------------------------------------   --------    --------    --------
$400,000.................................................   $217,353    $237,863    $258,373
 500,000.................................................    273,755     299,393     325,030
 600,000.................................................    330,158     360,923     391,688
 700,000.................................................    386,560     422,453     458,345

     Table C applies to Mr. Weinstein.

     Compensation covered by the plans is total pay for services, including elective deferrals to qualified plans, but excluding severance payments, expense reimbursements, and other non-wage items. With respect to Messrs. Alexander, Krinsly and Gutterman, benefits are based on their respective highest average annual compensation in any five consecutive years of employment with the Company. With respect to Mr. Quicke, benefits are based on his average compensation for all years after 1989. With respect to Mr. Weinstein, benefits are based on his average compensation for all years after 1979.

     The credited years of service and plan compensation for the named executive officers are:

                                                                   ESTIMATED
                                                                 CREDITED YEARS        PLAN
                                                                  OF SERVICE*      COMPENSATION
                                                                 --------------    ------------
Alexander.....................................................         41           $1,366,311
Krinsly.......................................................         41              699,301
Quicke........................................................         34              430,428
Gutterman.....................................................         33              450,365
Weinstein.....................................................         32              496,851

     Benefits shown are computed as a straight life annuity beginning at age 65* and are offset by a portion of estimated Social Security benefits, if applicable.

------------

*  At normal retirement age or current age if older.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has entered into employment agreements with the named executive officers listed below (supplementary retirement agreements with any of the named executive officers are accounted for in the foregoing section, 'Pension Plans').

                                                                                TERM OF                ANNUAL
           NAME                                TITLE                           AGREEMENT            COMPENSATION
---------------------------  -----------------------------------------   ---------------------      ------------

John J. Quicke.............  President and Chief Operating Officer           1/1/95 - 12/31/99(1)     $454,000(2)
Martin Weinstein...........  Senior Vice President, Gas Turbine
                               Operations                                    6/1/96 - 12/31/99(1)     $428,500(2)

------------

(1) The term may be extended or terminated prior to expiration under certain circumstances (including death, disability and for cause).

(2) These amounts reflect December 31, 1997 salaries and do not include additional incentive compensation which may be payable.

STOCK PERFORMANCE GRAPH -- 5 YEAR CUMULATIVE INDEX

     The graph set forth below compares the annual percentage change in the cumulative total shareholder return on an investment of $100 in the Company's Common Stock, on an indexed basis, with the S&P 500 Stock Index and the S&P Aerospace/Defense Index, for the period of five years ended December 31, 1997.

                          TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS

                                   [GRAPHIC]


                                 INDEXED RETURNS
                                   Years Ending

                         Base
                        Period
Company/Index           Dec 92    Dec 93    Dec 94    Dec 95    Dec 96    Dec 97
--------------------------------------------------------------------------------
SEQUA CORP -CL A           100    103.89     83.11     97.49    125.46    207.97
SEQUA CORP -CL B           100    100.90     82.98    123.11    155.83    232.19
S&P 500 INDEX              100    110.08    111.53    153.45    188.68    251.63
AEROSPACE/DEFENSE-500      100    130.07    140.69    232.83    311.43    320.40



REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is developed and implemented by the Company's Human Resources Department in conjunction with the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of three non-employee directors, approves all elements of the program, which is then ratified by the full Board of Directors. This program is based upon objectives that seek to attract and retain key executives critical to the success of the Company, and reward and motivate executives for performance that maximizes Company success and shareholder value. In order to accomplish these goals, the Company has designed a competitive base salary program and annual incentive cash bonus plans which are predominantly geared toward achievement of stated financial goals. In addition, stock option grants may be awarded from time to time in order to emphasize stockholder returns and focus on long-term goals.

     Base salaries for executive officers of the Company are intended to maintain competitive rates of pay for executives in relation to the market. The Company competes for executive talent across a broad range of industrial and non-industrial industry segments. The Company's Human Resources Department collects and analyzes competitive salary data from a comprehensive group of surveys produced by leading human resource/compensation consulting firms. In 1997, these surveys included those published by Towers Perrin, Hewitt Associates, the Conference Board, William M. Mercer, Inc. and the American Compensation Association, among others. These surveys disclose compensation levels for executives at corporations comparable to the Company in size and industry mix, including firms classified as 'S&P 500.' The Human Resources Department does not limit its comparative analyses to companies classified as 'Aerospace/Defense,' since it believes that the Company competes for executive talent beyond these industries.

     This analysis is presented to the Compensation Committee in the form of an 'Officer Salary Survey.' In the officers' survey, particular reliance is placed on the findings of Towers Perrin and Hewitt Associates. Here, definitions of survey positions, company size and industry mix most closely align with the actual responsibilities of Sequa's executive officer group. The base salary levels for certain of Sequa's executive officers fall at the high end of survey ranges, although these levels are disproportionately affected by salaries paid to those executives with extensive years of service.

     The Compensation Committee's review of the competitive market resulted in salary increases of 5.0% being awarded to Messrs. Alexander and Krinsly, 6.0% to Messrs. Quicke and Weinstein, and 4.0% to Mr. Gutterman in March 1998. The executive officers were granted the foregoing increases as a result of the Compensation Committee's determination that these adjustments were required in order to maintain competitive, yet reasonable, salary levels. In all cases, there was a desire to maintain the high level of motivation and contribution associated with these executives. The Compensation Committee's conclusions were based upon the detailed comparisons described above with respect to Company size, complexity and industry mix, overlaid by the performance, experience and tenure of the Company's executive officers.

     The Company's annual incentive bonus plans seek to motivate and reward executives by recognizing the impact their individual accomplishments have had on the financial performance of the Company or of a particular division during the previous year. The named executive officers are measured by the Company's Management Incentive Bonus Plan for Corporate Executive Officers (the 'Plan'). Three of the five corporate executive officers earned bonuses for 1997 based solely on the Company's having achieved in excess of its minimum target of primary earnings per share from continuing operations, before extraordinary items ('EPS'), which target is determined by the Compensation Committee each year: the Chairman/Chief Executive Officer was awarded a bonus of $1,152,563; the Senior Executive Vice President/General Counsel was awarded $569,041; and the Executive Vice President/Finance and Administration was awarded $347,981. The bonus opportunity for the Chairman/Chief Executive Officer is calculated at 32.5% of his base compensation if the Company achieves its 'Minimum' EPS, up to 65% of base compensation at 'Par' EPS, and up to 97.5% of base compensation at 'Outstanding' EPS. The bonus opportunity for the Senior Executive Vice President/General Counsel and the Executive Vice President/Finance and Administration is calculated at 30%, up to 60% and up to 90% of their respective base compensation, depending upon whether 'Minimum', 'Par' or 'Outstanding' EPS, respectively, has been achieved.

     For the President/Chief Operating Officer, 33.3% of bonus opportunity is based upon Company EPS, with the other 66.6% dependent upon actual operating income and return on net assets ('RONA') results, as compared against budgeted results, for the operations which are under his direction (all non-gas turbine operations). This provision was designed so that the Plan would reflect the contributions made by Mr. Quicke not only to the Company as a whole but also to the operations he directs. Accordingly, Mr. Quicke was awarded a bonus of $250,154, based upon both the Company EPS component of his bonus formula, as well as the 1997 operating income and RONA, as compared against budgeted results, of the operations under his direction.

     For the Senior Vice President, Gas Turbine Operations, 33.3% of his bonus opportunity is based upon Company EPS and 66.6% on actual operating income and RONA results (before major litigation expenses), as compared against budgeted results, for the gas turbine operations which are under his supervision. Accordingly, Mr. Weinstein was awarded a bonus of $385,650, based upon both the Company EPS component of his bonus formula, as well as the 1997 operating income and RONA, as compared against budgeted results, of the gas turbine operations.

     The Plan was initially approved by shareholders in 1994 to comply with
Section 162(m) of the Internal Revenue Code. That section provides that compensation of an executive officer who is required to be listed in the Summary Compensation Table of the Proxy Statement is not tax deductible by the Company to the extent that it exceeds $1.0 million, unless certain criteria (including shareholder approval) have been met. Thus, bonuses (but not salaries) payable to Corporate Executive Officers under the Plan (which complies with the requirements of Section 162(m)) are tax deductible by the Company even if they raise total compensation of any such officer above $1.0 million. While the terms of the Plan provide that it cannot be substantively amended without shareholder approval (or it will no longer be in compliance with Section 162(m)), the Compensation Committee always retains discretion to impose more restrictive, although not more generous, criteria under the Plan. The terms of the original 1994 Plan provided for achievement of budgeted EPS levels of 85% (Minimum), up to 100% (Par) and up to 115% (Outstanding). The Compensation Committee raised these bonus levels for 1997 above the levels originally approved by the shareholders to 130% of EPS (Minimum), up to 220% (Par) and up to 330% (Outstanding). While the 1997 percentages were lower than those of the previous year, the budgeted EPS for 1997 was two and a half times higher than that set for 1996. Consequently, the bonus thresholds were, in fact, more difficult to achieve in 1997 than in 1996.

     The Compensation Committee, in recognition of the expiration of the Company's stock option plan in January 1998, determined that the Company should seek approval from its stockholders for a new plan. It is the belief of the Compensation Committee that long-term compensation awards in the form of stock options remain a significant part of an overall executive compensation package. Accordingly, approval for the 1998 Key Employees' Stock Option Plan (which provides for maximum aggregate grants to any one employee of no more than 50,000 shares of stock during the term of said plan) will be sought at the 1998 Meeting of Stockholders (see 'Proposed 1998 Key Employees Stock Option Plan').

     The performance of the Company improved substantially in 1997, largely due to the continued recovery at the gas turbine operation and continued strong performance at several other operating units of the Company. Although the outlook for the aerospace industry and other key markets served by Sequa businesses appears to be favorable, unforeseen events, such as the recent turmoil in Asia, can affect performance. The Compensation Committee is confident, however, that Sequa's executive officer group is fully equipped to meet whatever challenges are encountered in the course of directing the Company's operations. The Compensation Committee believes that the total compensation packages provided to the Company's executive officers are competitive without being excessive and are appropriate to assure the retention and motivation of this highly skilled and experienced segment of the Sequa workforce.

                                          A. LEON FERGENSON, CHAIRMAN
                                          .....................................
                                          A. Leon Fergenson, Chairman

                                          DONALD D. KUMMERFELD
                                          .....................................
                                          Donald D. Kummerfeld

                                          GERALD TSAI, JR.
                                          .....................................
                                          Gerald Tsai, Jr.

                 PROPOSED 1998 KEY EMPLOYEES STOCK OPTION PLAN

     The Board of Directors has found that the granting of stock options continues to be an effective method of recruiting and retaining competent management personnel. Stock options also provide incentive and strengthen the identity of interests of key employees and the Company. For these reasons, on February 26, 1998, the Board of Directors, subject to approval by the stockholders, adopted the 1998 Key Employees Stock Option Plan (the 'Plan'), a copy of which may be obtained upon written request to the Secretary of the Company, 200 Park Avenue, New York, New York 10166. The following summary of the principal provisions of the Plan is qualified in its entirety by reference to the Plan itself.

     Administration of the Plan is the responsibility of the Compensation Committee of the Board of Directors, a committee of three or more persons appointed by the Company's Board of Directors. Members of the Compensation Committee shall not be eligible to receive options and shall be 'Non-Employee Directors', as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended. The Compensation Committee may grant to officers and key employees of the Company and its subsidiaries (which class currently comprises approximately 115 persons) options to purchase an aggregate of not more than 500,000 shares of the Company's Class A Common Stock, subject to anti-dilution provisions. An option may be granted to a director of the Company who is not a member of the Compensation Committee, provided that the director is also an officer or key employee. No more than 50,000 option shares may be granted in the aggregate to any one participant in the Plan during the ten year term of the Plan. Such options may be either 'Incentive Stock Options', as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), or options not intended to be so qualified ('Non-Qualified Options'). In determining the key employees who are to receive options and the number of shares to be covered by each option, the Compensation Committee considers the employee's position and responsibilities, service and accomplishments, present and future value to the Company, anticipated length of future service, and other relevant factors. Accordingly, the number of option shares, or the value thereof, that may be (or would have been) granted to any participant, including the named executive officers, during the term of the Plan, is not determinable. The Compensation Committee may grant more than one option to a participant during the life of the Plan, and such option may be in addition to an option or options previously granted; provided, however, that the aggregate fair market value of shares with respect to which Incentive Stock Options may be exercised for the first time by an individual (under all plans of the Company and any present or future parent or subsidiary) during any calendar year shall not exceed $100,000. All options (both Incentive Stock Options and Non-Qualified Options) shall be exercisable at 100% of the fair market value of the shares on the date of grant, subject to anti-dilution provisions; provided, however, that if an Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 424(d) of the Code (a '10% Stockholder'), such option shall be exercisable at 110% of the fair market value of the stock subject to the option. Mr. Alexander is currently the only 10% Stockholder eligible to participate in the Plan. Under the Plan, either treasury or authorized and previously unissued shares may be issued. If an option expires, is surrendered, is terminated or otherwise ceases to be exercisable, the shares as to which the option has not been exercised will continue to be available under the Plan. Options granted pursuant to the Plan are transferable only by will or by laws governing descent and distribution, and, during the lifetime of an optionee, such options are exercisable only by him.

     Except as hereinafter provided, no option may be exercised during the first twelve months of its term ('option holding period') other than in the event death of the optionee occurs prior to the expiration of the twelve-month period. No option may be exercised after the expiration of ten years from the date of grant of such option; provided, however, that in the case of an Incentive Stock Option granted to a 10% Stockholder, the Incentive Stock Option granted shall be exercisable in whole or in part at such time or times during the period commencing one year after the date the option is granted (or such other time as may be determined by the Committee at the time of grant of such option) and ending not more than five years after the date such option is granted.

     No option shall be exercisable after termination of employment with the Company or a subsidiary unless such termination of employment occurs by reason of retirement with the consent of the Company or death. Options shall not be affected by any change of employment so long as the optionee continues to be employed by either the Company or a subsidiary. In the event of the retirement of an optionee with the consent of the Company, unexercised options (or portions thereof) shall expire on the date of retirement, except for unexercised options (or portions thereof) that were exercisable on the date of retirement, which shall expire unless exercised within a period of three months after the date of retirement. In the event of the death of an optionee within the three-month period following termination of employment by reason of retirement with the consent of the Company, unexercised options (or portions thereof) that were exercisable on the date of retirement shall be exercisable by his personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of his death. In the event of the death of an optionee while an employee of the Company or any subsidiary, unexercised options (or portions thereof), whether or not they were exercisable on the date of death, shall be exercisable by his personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of his death. In no event, however, shall an option be exercisable after the expiration of ten years from the date the option was granted (five years in the case of Incentive Stock Options granted to a 10% Stockholder).

     Payment for shares of Class A Common Stock purchased upon exercise of an option granted under the Plan shall be made in full at the time of such exercise, whether in cash, in negotiable certificates representing issued and outstanding shares of the Company's Class A Common Stock or Class B Common Stock, or in combination of cash and such securities. The value of such securities is to be determined by multiplying the number of shares so tendered by the last sales price of the Class A Common Stock or Class B Common Stock on the New York Stock Exchange on the day preceding the day on which the option is exercised. Such securities shall not be accepted as payment upon the exercise of an option unless they shall have been beneficially owned for a period of not less than one year by the person tendering them for payment.

     In the event there is any change in the Company's shares of Class A Common Stock resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Compensation Committee in (a) the number of shares available for option under the Plan, (b) the number of shares subject to option granted under the Plan, and (c) the option price of optioned shares.

     In the event of the execution of an agreement of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not to be the surviving corporation (whether or not the Company shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets or stock of the Company, then, with respect to each optionee, all options which at the time of such event were granted at least one year prior thereto shall immediately become exercisable in full, unless such agreement provides that the successor or transferee corporation shall continue the Plan and assume all obligations under the Plan in a manner consistent with Section 424(a) of the Code, or any successor section thereto. If the successor or transferee corporation does not obligate itself to continue the Plan as provided above, the Plan and the unexercised portions of all stock options granted pursuant to the Plan shall terminate as of the effective date of any such transaction. If practicable, the Company shall give each optionee notice of the execution of the agreement which has caused options to become immediately exercisable and thirty days prior notice of the effective date of any possible transaction which would cause the options to terminate.

     The Board of Directors may at any time terminate or amend the Plan in any respect; provided, however, that no such action, without approval of the stockholders, may (a) increase the total amount of stock which may be granted under the Plan, except as hereinbefore described, (b) change the manner of determining the option price, (c) withdraw the administration of the Plan from the Compensation Committee, (d) permit any person while a member of the Compensation Committee to be eligible to receive an option under the Plan, or
(e) increase the aggregate options under the Plan that may be granted to any one employee; and provided further, that no amendment, modification or termination of the Plan shall in any manner adversely affect the right of any optionee or transferee of any option theretofore granted under the Plan without the consent of such optionee or transferee. The foregoing authority of the Board of Directors shall include specific authority to amend the Plan in any respect to satisfy the requirements of Section 422 of the Code and/or U.S. Treasury Department regulations promulgated thereunder as to the qualification and/or continued qualification of stock options granted under the Plan which are intended to qualify as 'Incentive Stock Options' or in order to comply with any other applicable laws or regulations currently or hereafter in effect.

     The Plan became effective February 26, 1998, the date of its adoption by the Board of Directors, subject, however, to approval by the stockholders of the Company within twelve months next following such adoption; and if such approval is not obtained, the Plan shall terminate, and any and all options granted during such interim period shall also terminate and be of no further force or effect. The Plan shall, in all events, terminate on February 25, 2008 (or on such earlier date as the Board of Directors may determine), and no options shall be granted under the Plan after that date. Any option outstanding at such termination date shall remain outstanding until it is either exercised in full, expires by reason of lapse of time, or terminates as hereinbefore described. The value of the Class A Common Stock that is the subject of this Plan, as determined by its closing price on March 19, 1998, of $75.125 is $37,562,500.

     The Company has been advised as follows by its counsel, Messrs. Cahill Gordon & Reindel, New York, New York, with regard to Federal income tax consequences under the Plan. However, to the extent that an employee deems it necessary or desirable, he or she should obtain competent professional advice regarding the applicability of federal, state, local and foreign tax laws and regulations to his or her individual tax situation.

     Incentive Stock Options. In general, neither the grant nor the exercise of an Incentive Stock Option will result in taxable income to the employee or a deduction to the Company. The sale of stock received pursuant to the exercise of an option which satisfies all the requirements of an Incentive Stock Option, as well as the holding period requirement described below, will result in a long-term or mid-term capital gain (depending on the holding period) or a long-term capital loss to the employee and will not result in a tax deduction to the Company. The exercise of an Incentive Stock Option will give rise to an item of adjustment for the employee for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock at the time of exercise over the option price, unless there is a disposition of the stock in the same taxable year in which the exercise occurred.

     To receive Incentive Stock Option treatment, the employee must not dispose of the stock within two years after the option is granted and must hold the stock itself for at least one year after the transfer of such stock to him. In general, if all requirements for Incentive Stock Option treatment other than the holding period rules are satisfied, the recognition of income by the employee is deferred until disposition of the stock, but any gain in an amount equal to the lesser of (a) the fair market value of the stock on the date of exercise minus the option price, or (b) the amount realized on the disposition minus the option price is treated as ordinary income; any additional gain is treated as capital gain (long-term, mid-term or short-term, depending on the holding period). The Company will be entitled to a deduction in respect of such ordinary income for its taxable year in which or with which ends the taxable year of the employee in which the amount is included in income.

     Non-Qualified Options. An employee will realize no income at the time the options are granted. Such advice is predicated on the assumption that, under existing U.S. Treasury Department regulations, the options, at the time of their grant, have no readily ascertainable fair market value. Ordinary income will be realized by an employee at the time the options are exercised. When an option is exercised, the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the employee over the option price. The employee's holding period will begin on the date of exercise. The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (a) the exercise price of the option and (b) the amount included in income.

     The Company will be entitled, subject to the usual rules as to reasonableness of compensation, to a deduction for Federal income tax purposes in the same amount as the employee is considered to have realized ordinary income in connection with either the grant or exercise of the option. The deduction will be allowed for the taxable year of the Company in which or with which ends the taxable year of the employee in which the amount is included as income.

     The affirmative vote of the holders of a majority of the combined vote cast of the Company's Class A Common Stock and Class B Common Stock and Preferred Stock issued and outstanding on March 19, 1998 is required to approve the 1998 Key Employees Stock Option Plan, provided that the total vote cast represents over 50% in interest of all securities entitled to vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE 'FOR' APPROVAL OF
                   THE 1998 KEY EMPLOYEES STOCK OPTION PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The stockholders will be asked to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year 1998. Arthur Andersen LLP has been regularly employed as the independent auditors for the Company since 1940. Representatives of the firm are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU
VOTE 'FOR' RATIFICATION OF THE APPOINTMENT OF THE ABOVE AUDITORS.

                                 OTHER MATTERS

     The management of the Company knows of no business other than that referred to herein to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any adjournment thereof, it is intended that all proxies will be voted with respect to such business in accordance with the best judgment of the persons named in said proxies.

             PROPOSALS OF STOCKHOLDERS FOR THE 1999 ANNUAL MEETING

     Proposals by stockholders intended to be presented for action at the 1999 annual meeting of stockholders must be received by the Company at its principal executive offices, 200 Park Avenue, New York, New York 10166, not later than January 13, 1999. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested.

March 23, 1998

[RECYCLED PAPER LOGO]

Printed on Recycled Paper

                                  APPENDIX 1
                                  PROXY CARD

                               SEQUA CORPORATION

    Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Sequa Corporation -- May 7, 1998 at 11:00 A.M., in Conference Room A on the 11th floor, 270 Park Avenue, New York, New York.

    The undersigned hereby appoints Norman E. Alexander and Stuart Z. Krinsly, or either of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting and any adjournment thereof all shares of Common and Preferred Stock of Sequa Corporation that the undersigned would be entitled to vote at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

1. ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS:

   [ ] FOR all nominees

   [ ] WITHHELD for all nominees

    Messrs. Alexander, Black, Dworman, Gottesman, Krinsly, Kummerfeld, LeFrak,
                         Quicke, Sovern, Sullivan and Tsai

   [ ] WITHHELD for the following only.
     (WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE BELOW).

     ---------------------------------------------------------------------------

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

2. APPROVAL OF 1998 KEY EMPLOYEES STOCK OPTION PLAN.

                   FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

3. APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 1998.

                   FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

                                                  DATED: ________________ , 1998
                                                  ______________________________
                                                  Signature(s)
                                                  ______________________________

                                                  NOTE: Please sign as name
                                                  appears hereon. Joint owners
                                                  should each sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee,
                                                  guardian, please give full
                                                  title as such. If the signer
                                                  is a corporation, please sign
                                                  the full corporate name, by
                                                  duly authorized officer. If
                                                  shares are held jointly, each
                                                  stockholder named should sign.

                                   APPENDIX 2
                                 ATTENDANCE CARD

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                                           NO POSTAGE
                                                            NECESSARY
                                                            IF MAILED
                                                             IN THE
                                                          UNITED STATES
                                                          -------------
                   BUSINESS REPLY MAIL                    -------------
       FIRST CLASS PERMIT NO. 2596 NEW YORK, N.Y.         -------------
           POSTAGE WILL BE PAID BY ADDRESSEE              -------------
                                                          -------------

                   SEQUA CORPORATION
                   ATTN: CORPORATE SECRETARY
                   200 PARK AVENUE
                   NEW YORK, NY 10164-1882

                               SEQUA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                             May 7, 1998 11:00 a.m.
                                270 Park Avenue
                         Conference Room A, 11th Floor
                               New York, New York

If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage paid portion of this card.

You will need to present this portion of the card in order to be admitted to the Sequa Annual Meeting on May 7, 1998.

------------------------------------------------------
I plan to attend the Annual Meeting of Stockholders of Sequa Corporation on May 7, 1998.

------------------------------------------------------
Signature

------------------------------------------------------
Please print/type full name as it appears on proxy card

Address:

------------------------------------------------------

------------------------------------------------------

Stock Ownership: Class A       Class B         Preferred
--------------------------------------------------------
Please check all that apply

                                   APPENDIX 3
                                SEQUA CORPORATION

                      1998 KEY EMPLOYEES STOCK OPTION PLAN

        1.        PURPOSE

                  The purpose of the 1998 Key Employees Stock Option Plan (the "Plan") is to encourage and enable selected officers and other key employees of Sequa Corporation (the "Company") and its subsidiaries to acquire a proprietary interest in the Company through ownership of common stock of the Company. Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries.

                  As used herein, the terms "subsidiary" and "parent" shall mean any present or future corporation which is or would be a "subsidiary corporation" or "parent corporation" of the Company as the term is defined in
Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.        ADMINISTRATION OF THE PLAN

                  The Plan shall be administered by the Compensation Committee (the "Committee") appointed from time to time by the Board of Directors of the Company, which Committee shall consist of not less than three (3) members of such Board of Directors. The members of the Committee shall not be eligible to receive options and shall be "Non-Employee Directors" as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended.

                  Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to determine the key employees to be granted options, (b) to determine whether each option granted is to be an option qualified as an "Incentive Stock Option" within the meaning of
Section 422 of the Code ("Incentive Stock Option"), an option not so qualified ("Non-Qualified Stock Option"), or a combination of each such type; provided, however, that no such combination shall be of a nature which will disqualify an Incentive Stock Option, (c) to determine the number of shares subject to each option, which shall not exceed the amount set forth in subparagraph 7(g) hereof,
(d) to determine the option price of the shares subject to each option, which shall not be less than the minimum specified in subparagraph 6(b) hereof, (e) to determine the time or times when each option will be granted, the time or times when each option will become exercisable and the duration of the exercise period, (f) to prescribe the terms and provisions of agreements, which need not be identical (the "Stock Option Agreement"), evidencing options granted hereunder, (g) to adopt, amend and rescind such rules and regulations as the Committee deems advisable in the administration of the Plan, (h) to construe and interpret the Plan, the rules and regulations adopted hereunder and the Stock Option Agreements, and (i) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        3.        SHARES OF STOCK SUBJECT TO THE PLAN

                  Except as provided in subparagraph 7(h) and paragraph 8 hereof, the number of shares that may be issued or transferred pursuant to the exercise of options shall not exceed 500,000 shares of the Company's Class A Common Stock, no par value ("Class A Common Stock"). Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any share subject to an option which for any reason expires or is terminated unexercised as to such share may again be subject to an option under the Plan.

        4.        ELIGIBILITY

                  Options may be granted only to officers and other key employees who are employed by the Company or one of its subsidiaries. An option may be granted to a director of the Company who is not also a member of the Committee, provided that the director is also an officer or key employee.

        5.        DURATION OF THE PLAN

                  Subject to the provisions of paragraph 9 hereof, the Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to the exercise of options granted under the Plan, provided that no options may be granted after February 25, 2008.

        6.        OPTIONS

                  Options shall be evidenced by Stock Option Agreements in such form, not inconsistent with the Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions.

                  (a) OPTION. "Option" shall mean either an Incentive Stock Option or a Non-Qualified Option to purchase shares of Class A Common Stock pursuant to the Plan. The Stock Option Agreement shall distinguish between Incentive Stock Options and Non-Qualified Stock Options granted pursuant to the Plan and, in the case of Non-Qualified Stock Options, shall contain one or more provisions that would disqualify such options as Incentive Stock Options.

                   (b) OPTION PRICE. The purchase price under each option shall be not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary (a "10% Stockholder"), the option price shall be not less than 110% of the fair market value of the Class A Common Stock subject to the option on the date of grant.

                  (c) MEDIUM AND TIME OF PAYMENT. Stock purchased pursuant to an option agreement shall be paid for (1) entirely in cash at the time of purchase,
(2) entirely in shares by tendering and delivering to the Company shares of the Class A Common Stock or Class B Common Stock, no par value, of the Company ("Class B Common Stock") owned beneficially by the optionee and having an aggregate market value equal to the aggregate cash exercise price applicable to the optionee's option, (3) partly in cash and partly in shares of Class A Common Stock or Class B Common Stock, or (4) by means of deferred payment from the proceeds of sale through a broker on the exercise date of some or all of the shares to which such exercise relates. The market value per share of such stock shall be the last sales price of the Class A Common Stock or Class B Common Stock, as the case may be, on the New York Stock Exchange on the day preceding the day on which the option is exercised. Upon receipt of payment, the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer shares of stock upon exercise of an option or options that the optionee pay, or make provisions satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of such shares of stock upon such exercise. No shares of Class A Common Stock or Class B Common Stock shall be accepted as full or partial payment for the exercise of an option hereunder unless such securities have been beneficially owned for a period of not less than one year by the person tendering them for payment.

        7.        PROVISIONS RELATING TO OPTIONS

                  Options granted under paragraph 6 of the Plan shall be subject to the following additional provisions:

                  (a) WAITING PERIOD AND TERM. No options may be exercised during the first twelve months of their respective terms (the "option holding period") other than in the event that death of the grantee occurs prior to the expiration of the twelve-month period. No option may be exercised after the expiration of ten (10) years from the date of grant of such option; provided, however, that in the case of an Incentive Stock Option granted to a 10% Stockholder, the Incentive Stock Option granted shall be exercisable in whole or in part at such time or times during the period commencing one year after the date the option is granted and ending not more than five (5) years after the date such option is granted.

                   (b) PARTIAL EXERCISE. Partial exercise will be permitted from time to time, provided that no partial exercise may result in the issuance or transfer of less than one hundred (100) shares of Class A Common Stock.

                  (c) RIGHTS AS A STOCKHOLDER. A recipient of options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  (d) NON-ASSIGNABILITY OF OPTIONS. No option shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the life of the recipient, options shall be exercisable only by him.

                  (e) EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. No option shall be exercisable after termination of employment with the Company or any parent or subsidiary unless such termination of employment occurs by reason of retirement with the consent of the Company or death. Options shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or any subsidiary. In the event of the retirement of an optionee with the consent of the Company, unexercised options (or portions thereof) shall expire on the date of retirement, except for unexercised options (or portions thereof) that were exercisable on the date of retirement, which shall expire unless exercised within a period of three (3) months after the date of retirement. In the event of the death of an optionee within the three-month period following termination of employment by reason of retirement with the consent of the Company, unexercised options (or portions thereof) that were exercisable on the date of retirement shall be exercisable by his personal representatives, heirs or legatees at any time prior to the expiration of one
(1) year from the date of his death. In the event of the death of an optionee while an employee of the Company or any subsidiary of the Company, unexercised options (or portions thereof), whether or not they were exercisable on the date of death, shall be exercisable by his personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of his death. In no event, however, shall an option be exercisable after the expiration of ten (10) years from the date the option was granted (five years in the case of Incentive Stock Options granted to a 10% Stockholder). Nothing in the Plan or in any option granted under it shall confer any right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate employment at any time.

                  (f) LEAVE OF ABSENCE. In the case of a recipient on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after the expiration of ten (10) years from date such option was granted.

                  (g) MAXIMUM OPTION GRANTS. Notwithstanding anything to the contrary, but except as provided in subparagraph 7(h) hereof, in no event shall the maximum aggregate number of shares granted hereunder to any employee exceed 50,000 shares during the term of the Plan.

                  (h) SHARE ADJUSTMENTS. In the event there is any change in the Company's shares of Class A Common Stock resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Committee in (1) the number of shares available for option under the Plan, (2) the number of shares subject to options granted under the Plan, and (3) the option price of optioned shares.

                  (i) REORGANIZATION, MERGER OR CONSOLIDATION. In the event of the execution of an agreement of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not to be the surviving corporation (whether or not the Company shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets or stock of the Company, then, with respect to each optionee, all options which at the time of such event were granted at least one year prior thereto shall immediately become exercisable in full, unless such agreement provides that the successor or transferee corporation shall continue the Plan and assume all obligations under the Plan in a manner consistent with
Section 424(a) of the Code, or any successor section thereto. If the successor or transferee corporation does not obligate itself to continue the Plan as provided above, the Plan and the unexercised portions of all stock options granted pursuant to the Plan shall terminate as of the effective date of any such transaction. If practicable, the Company shall give each optionee notice of the execution of the agreement which has caused options to become immediately exercisable and thirty days prior notice of the effective date of any possible transaction which would cause the options to terminate.

                  (j) GENERAL RESTRICTIONS. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the payment of cash or the issue, transfer or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

                   The aggregate fair market value (hereinafter defined) of shares of stock of the Company with respect to which Incentive Stock Options may become exercisable for the first time by an individual (under all plans of the Company and any present or future parent or subsidiary) during any calendar years shall not exceed $100,000. The fair market value shall be determined at the time of grant. Fair market value per share as of a particular date shall be the last sales price of the subject stock of the Company on the New York Stock Exchange.

                   The Board of Directors or the Committee may, in connection with the granting of each option, require the individual to whom the option is to be granted to enter into an agreement with the Company stating that, as a condition precedent to each exercise of the option in whole or in part, he shall, if then required by the Company, represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board of Directors or the Committee may prescribe.
        8.        AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

                  The Board of Directors may at any time terminate or amend the Plan in any respect; provided, however, that no such action, without approval of the stockholders, may (a) increase the total amount of stock which may be sold under the Plan, except as contemplated in subparagraph 7(h) hereof, (b) change the manner of determining the option price, (c) withdraw the administration of the Plan from the Committee, (d) permit any person while a member of the Committee to be eligible to receive an option under the Plan, or (e) increase the aggregate options under the Plan that may be granted to any one employee; and provided further, that no amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any optionee or transferee of any option theretofore granted under the Plan without the consent of such optionee or transferee. The foregoing authority of the Board of Directors shall include specific authority to amend the Plan in any respect to satisfy the requirements of Section 422 of the Code and/or Federal Regulations promulgated thereunder as to the qualification and/or continued qualification of stock options granted hereunder which are intended to qualify as "Incentive Stock Options".

        9.        EFFECTIVE DATE OF PLAN

                  The effective date of the Plan shall be February 26, 1998, subject however, to approval of the Plan by a majority of votes cast at the annual meeting of the stockholders of the Company held in 1998, provided that the total vote cast represents over fifty percent (50%) in interest of all stock of the Company entitled to vote. Subject to the express provisions of the Plan, options may be granted under the Plan at any time and from time to time after the adoption of the Plan by the Board of Directors on February 26, 1998 and prior to the termination of the Plan; provided, however, that in the event that the Plan is not approved by stockholders of the Company as aforesaid, the Plan and all options granted thereunder shall be and become null and void.